                                                                    Exhibit g(4)

                         AMENDMENT TO CUSTODIAN CONTRACT

     This Amendment to Custodian Contract is made as of August 5, 2002 by and between Salomon Funds Trust (formerly known as Landmark New York Tax Free Income
Fund) (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

     WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of June 24, 1986 (as amended, modified or supplemented and in effect from time to time, the "Contract");

     WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made four (4) series, Salomon Brothers National Tax Free Income Fund, Salomon Brothers California Tax Free Income Fund, Salomon Brothers New York Tax Free Income Fund and Salomon Brothers Mid Cap Fund, subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio" and collectively, as the "Portfolios");

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Articles 3 through 14 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 16, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

ARTICLE 3. Provisions Relating to Rules 17f-5 and 17f-7

3.1. Definitions. Capitalized terms in this Agreement shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2. The Custodian as Foreign Custody Manager.

     3.2.1 Delegation to the Custodian as Foreign Custody Manager. The Fund, by resolution adopted by its Board Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

     3.2.2 Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

     3.2.3 Scope of Delegated Responsibilities.

          (a) Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

          (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

          (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible

Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

     3.2.4 Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

     3.2.5 Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

     3.2.6 Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

     3.2.7 Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

     3.2.8 Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3. Eligible Securities Depositories.

     3.3.1 Analysis and Monitoring. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of

Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section
(a)(1)(i)(B) of Rule 17f-7.

     3.3.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

ARTICLE 4. Duties of the Custodian with Respect to Property of the Portfolios
           Held Outside the United States.

4.1. Definitions. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities. The Custodian shall identify on its books as belonging to the Fund, for the account of the applicable Portfolio, the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to such Portfolio and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4. Transactions in Foreign Custody Account.

     4.4.1. Delivery of Foreign Assets. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment;

          or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) In connection with any repurchase agreement related to foreign securities;

     (iii) To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

     (iv) To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

     (vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

     (viii) In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

     (ix) For delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

     (x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi) In connection with the lending of foreign securities; and

     (xii) For any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

     4.4.2. Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

     (i) Upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

     (iii) For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

     (iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) For payment of part or all of the dividends received in respect of securities sold short;

     (vii) In connection with the borrowing or lending of foreign securities;
          and

     (viii) For any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

     4.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios maybe effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6. Bank Accounts. The Custodian shall identify on its books as belonging to the Fund, for the account of the applicable Portfolio, cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of such Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8. Shareholder Rights. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. Liability of Foreign Sub-Custodians.

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. Tax Law.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. Liability of Custodian.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                 SIGNATURE PAGE

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

                                  STATE STREET BANK AND TRUST COMPANY


/s/ Stephanie L. Poster           By: /s/ Joseph L. Hooley
-------------------------             ------------------------------------------
Stephanie L. Poster                   Joseph L. Hooley, Executive Vice President
Vice President


WITNESSED BY:                     SALOMON FUNDS TRUST


/s/ Thomas C. Mandia              By: /s/ Robert I. Frenkel
-------------------------             ------------------------------------------
Name: Thomas C. Mandia                Name: Robert I. Frenkel
Title:                                Title: Secretary

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                Subcustodian
-------                ------------

Argentina              Citibank, N.A.

Australia              Westpac Banking Corporation

Austria                Erste Bank der Osterreichischen Sparkassen AG

Bahrain                HSBC Bank Middle East
                       (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh             Standard Chartered Bank

Belgium                Fortis Bank nv-sa

Benin                  via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Bermuda                The Bank of Bermuda Limited

Bolivia                Citibank, N. A.

Botswana               Barclays Bank of Botswana Limited

Brazil                 Citibank, N.A.

Bulgaria               ING Bank N.V.

Burkina Faso           via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Canada                 State Street Trust Company Canada

Cayman Islands         Bank of Nova Scotia Trust Company (Cayman) Ltd.

Chile                  BankBoston, N.A.

People's Republic of   Hongkong and Shanghai Banking Corporation Limited,
China                  Shanghai and Shenzhen branches

Colombia               Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica             Banco BCT S.A.

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                Subcustodian
-------                ------------

Croatia                Privredna Banka Zagreb d.d

Cyprus                 Cyprus Popular Bank Ltd.

Czech Republic         Ceskoslovenska Obchodni Banka, A.S.

Denmark                Danske Bank A/S

Ecuador                Citibank, N.A.

Egypt                  HSBC Bank Egypt S.A.E.
                       (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Estonia                Hansabank

Finland                Nordea Bank Finland Plc.

France                 BNP Paribas Securities Services, S.A.

Germany                Dresdner Bank AG

Ghana                  Barclays Bank of Ghana Limited

Greece                 National Bank of Greece S.A.

Guinea-Bissau          via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Hong Kong              Standard Chartered Bank

Hungary                HVB Bank Hungary Rt.

Iceland                Icebank Ltd.

India                  Deutsche Bank AG

                       Hongkong and Shanghai Banking Corporation Limited

Indonesia              Standard Chartered Bank

Ireland                Bank of Ireland

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                Subcustodian
-------                ------------

Israel                 Bank Hapoalim B.M.

Italy                  BNP Paribas Securities Services, S.A.

Ivory Coast            Societe Generale de Banques en Cote d'Ivoire

Jamaica                Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                  Mizuho Corporate Bank Ltd.

                       Sumitomo Mitsui Banking Corporation

Jordan                 HSBC Bank Middle East
                       (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan             HSBC Bank Kazakhstan
                       (as delegate of the Hongkong and Shanghai Banking
                       Corporation Limited)

Kenya                  Barclays Bank of Kenya Limited

Republic of Korea      Hongkong and Shanghai Banking Corporation Limited

Latvia                 A/s Hansabanka

Lebanon                HSBC Bank Middle East
                       (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Lithuania              Vilniaus Bankas AB

Malaysia               Standard Chartered Bank Malaysia Berhad

Mali                   via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Mauritius              Hongkong and Shanghai Banking Corporation Limited

Mexico                 Banco Nacional de Mexico S.A.

Morocco                Banque Commerciale du Maroc

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                Subcustodian
-------                ------------

Namibia                Standard Bank Namibia Limited

Netherlands            KAS BANK N.V.

New Zealand            Westpac Banking Corporation

Niger                  via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Nigeria                Stanbic Bank Nigeria Limited

Norway                 Nordea Bank Norge ASA

Oman                   HSBC Bank Middle East
                       (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Pakistan               Deutsche Bank AG

Palestine              HSBC Bank Middle East
                       (as delegate of the Hongkong and Shanghai Banking
                       Corporation Limited)

Panama                 BankBoston, N.A.

Peru                   Citibank, N.A.

Philippines            Standard Chartered Bank

Poland                 Bank Handlowy w Warszawie S.A.

Portugal               Banco Comercial Portugues

Qatar                  HSBC Bank Middle East
                       (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Romania                ING Bank N.V.

Russia                 ING Bank (Eurasia) ZAO, Moscow

Senegal                via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                Subcustodian
-------                ------------

Singapore              The Development Bank of Singapore Limited

Slovak Republic        Ceskoslovenska Obchodni Banka, A.S., pobocka zahranicnej
                       banky v SR

Slovenia               Bank Austria Creditanstalt d.d. - Ljubljana

South Africa           Nedcor Bank Limited

                       Standard Bank of South Africa Limited

Spain                  Banco Santander Central Hispano S.A.

Sri Lanka              Hongkong and Shanghai Banking Corporation Limited

Swaziland              Standard Bank Swaziland Limited

Sweden                 Skandinaviska Enskilda Banken

Switzerland            UBS AG

Taiwan - R.O.C.        Central Trust of China

Thailand               Standard Chartered Bank

Togo                   via Societe Generale de Banques en Cote d'Ivoire,
                       Abidjan, Ivory Coast

Trinidad & Tobago      Republic Bank Limited

Tunisia                Banque Internationale Arabe de Tunisie

Turkey                 Citibank, N.A.

Uganda                 Barclays Bank of Uganda Limited

Ukraine                ING Bank Ukraine

United Arab            HSBC Bank Middle East (as delegate of the Hongkong and
Emirates               Shanghai Banking Corporation Limited)

United Kingdom         State Street Bank and Trust Company, London Branch

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Country                Subcustodian
-------                ------------

Uruguay                BankBoston, N.A.

Venezuela              Citibank, N.A.

Vietnam                The Hongkong and Shanghai Banking Corporation Limited

Zambia                 Barclays Bank of Zambia Limited

Zimbabwe               Barclays Bank of Zimbabwe Limited

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories
-------                ------------

Argentina              Caja de Valores S.A.

Australia              Austraclear Limited

Austria                Oesterreichische Kontrollbank AG
                       (Wertpapiersammelbank Division)

Bahrain                Clearing, Settlement, and Depository System of the
                       Bahrain Stock Exchange

Belgium                Caisse Interprofessionnelle de Depots et de Virements de
                       Titres, S.A.

                       Banque Nationale de Belgique

Benin                  Depositaire Central - Banque de Reglement

Bermuda                Bermuda Securities Depository

Brazil                 Central de Custodia e de Liquidacao Financeira de Titulos
                       Privados (CETIP)

                       Companhia Brasileira de Liquidacao e Custodia

                       Sistema Especial de Liquidacao e de Custodia (SELIC)

Bulgaria               Bulgarian National Bank

                       Central Depository AD

Burkina Faso           Depositaire Central - Banque de Reglement

Canada                 Canadian Depository for Securities Limited

Chile                  Deposito Central de Valores S.A.

People's Republic of   China Securities Depository and Clearing Corporation
China                  Limited

                       Shanghai Branch

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories
-------                ------------

People's Republic of   China Securities Depository and Clearing Corporation
China                  Limited Shenzhen Branch

Colombia               Deposito Central de Valores

                       Deposito Centralizado de Valores de Colombia S..A. (DECEVAL)

Costa Rica             Central de Valores S.A.

Croatia                Ministry of Finance

                       National Bank of Croatia

                       Sredisnja Depozitarna Agencija d.d.

Cyprus                 Central Depository and Central Registry

Czech Republic         Czech National Bank

                       Stredisko cennych papiru - Ceska republika

Denmark                Vaerdipapircentralen (Danish Securities Center)

Egypt                  Misr for Clearing, Settlement, and Depository S.A.E.

Estonia                Eesti Vaartpaberikeskus

Finland                Suomen Arvopaperikeskus (Finnish Central Securities
                       Depository)

France                 Euroclear France

Germany                Clearstream Banking AG, Frankfurt

Greece                 Apothetirion Titlon AE - Central Securities Depository

                       Bank of Greece,
                       System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau          Depositaire Central - Banque de Reglement

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories
-------                ------------

Hong Kong              Central Moneymarkets Unit

                       Hong Kong Securities Clearing Company Limited

Hungary                Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)

Iceland                Iceland Securities Depository Limited

India                  Central Depository Services India Limited

                       National Securities Depository Limited

                       Reserve Bank of India

Indonesia              Bank Indonesia

                       PT Kustodian Sentral Efek Indonesia

Israel                 Tel Aviv Stock Exchange Clearing House Ltd.
                       (TASE Clearinghouse)

Italy                  Monte Titoli S.p.A.

Ivory Coast            Depositaire Central - Banque de Reglement

Jamaica                Jamaica Central Securities Depository

Japan                  Bank of Japan - Net System
                       Japan Securities Depository Center (JASDEC) Incorporated

Kazakhstan             Central Depository of Securities

Kenya                  Central Bank of Kenya

Republic of Korea      Korea Securities Depository

Latvia                 Latvian Central Depository

Lebanon Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

                       Banque du Liban

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories
-------                ------------

Lithuania              Central Securities Depository of Lithuania

Malaysia               Malaysian Central Depository Sdn. Bhd.

                       Bank Negara Malaysia

Mali                   Depositaire Central - Banque de Reglement

Mauritius              Central Depository and Settlement Co. Ltd.

                       Bank of Mauritius

Mexico                 S.D. Indeval, S.A. de C.V.

Morocco                Maroclear

Netherlands            Nederlands Centraal Instituut voor Giraal Effectenverkeer
                       B.V. (NECIGEF)

New Zealand            New Zealand Central Securities Depository Limited

Niger                  Depositaire Central - Banque de Reglement

Nigeria                Central Securities Clearing System Limited

Norway                 Verdipapirsentralen (Norwegian Central Securities
                       Depository)

Oman                   Muscat Depository & Securities Registration Company, SAOC

Pakistan               Central Depository Company of Pakistan Limited

                       State Bank of Pakistan

Palestine              Clearing Depository and Settlement, a department of the
                       Palestine Stock Exchange

Panama                 Central Latinoamericana de Valores, S.A. (LatinClear)

Peru Caja de Valores y Liquidaciones, Institucidn de Compensacion y Liquidacion de Valores S.A

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories
-------                ------------

Philippines            Philippine Central Depository, Inc.

                       Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland Krajowy Depozyt Papierow Wartosciowych S.A. (National Depository of Securities)

                       Central Treasury Bills Registrar

Portugal INTERBOLSA - Sociedade Gestora de Sistemas de Liquida Liquidacao e de Sistemas
                       Centralizados de Valores Mobiliarios, S.A.

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                Bucharest Stock Exchange Registry Division

                       National Bank of Romania

                       National Securities Clearing, Settlement and Depository Company

Russia                 Vneshtorgbank, Bank for Foreign Trade of the Russian
                       Federation

Senegal                Depositaire Central - Banque de Reglement

Singapore              Central Depository (Pte). Limited

                       Monetary Authority of Singapore

Slovak Republic        National Bank of Slovakia

                       Stredisko cennych papierov SR, a.s.

Slovenia               KDD - Centralna klirinsko depotna druzba d.d.

South Africa           Central Depository Limited

                       Share Transactions Totally Electronic (STRATE) Ltd.

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories
-------                ------------

Spain                  Banco de Espana

                       Servicio de Compensacion y Liquidacion de Valores, S.A.

Sri Lanka              Central Depository System (Pvt) Limited

Sweden                 Vardepapperscentralen VPC AB

                       (Swedish Central Securities Depository)

Switzerland            Segalntersettle AG (SIS)

Taiwan - R.O.C.        Taiwan Securities Central Depository Company Limited

Thailand               Bank of Thailand

                       Thailand Securities Depository Company Limited

Togo                   Depositaire Central - Banque de Reglement

Trinidad and Tobago    Trinidad and Tobago Central Bank

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)

Turkey                 Central Bank of Turkey

                       Takas ve Saklama Bankasi A.S. (TAKASBANK)

Uganda                 Bank of Uganda

Ukraine                Mizhregionalny Fondovy Souz

                       National Bank of Ukraine

United Arab Emirates   Clearing and Depository System, a department of the Dubai
                       Financial Market

Venezuela              Banco Central de Venezuela

Vietnam Securities Registration, Clearing and Settlement, Depository Department of the Securities Trading Center

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Country                Depositories
-------                ------------

Zambia                 Bank of Zambia

                       LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Clearstream
Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information                    Brief Description
-------------------------------                    -----------------
(scheduled frequency)

The Guide to Custody in World          An overview of settlement and safekeeping
Markets (hardcopy annually and         procedures, custody practices and foreign
regular website updates)               investor considerations for the markets
                                       in which State Street offers custodial
                                       services.

Global Custody Network Review          Information relating to Foreign
(annually)                             Sub-Custodians in State Street's Global
                                       Custody Network. The Review stands as an integral part of the materials that State
                                       Street provides to its U.S. mutual fund
                                       clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign SubCustodian banks.

Securities Depository Review           Custody risk, analyses of the Foreign
(annually)                             Securities Depositories presently
                                       operating in Network markets. This
                                       publication is an integral part of the
                                       materials that State Street provides to
                                       its U.S. mutual fund clients to meet
                                       informational obligations created by SEC
                                       Rule 17f-7.

Global Legal Survey (annually)         With respect to each market in which
                                       State Street offers custodial services,
                                       opinions relating to whether local law
                                       restricts (i) access of a fund's
                                       independent public accountants to books
                                       and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign
                                       Sub-Custodian or Foreign Securities
                                       System, (iii) a fund's ability to recover in the event of a loss by a Foreign
                                       Sub-Custodian or Foreign Securities
                                       System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                Copies of the contracts that State Street
(annually)                             has entered into with each Foreign
                                       Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State
                                       Street offers custodial services.

Global Market Bulletin (daily or as    Information on changing settlement and
necessary)                             custody conditions in markets where State
                                       Street offers custodial services.
                                       Includes changes in market and tax
                                       regulations, depository developments,
                                       dematerialization information, as well as other market changes that may impact
                                       State Street's clients.

Foreign Custody Advisories (as         For those markets where State Street
                                       offers custodial services

                                   SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information                    Brief Description
-------------------------------                    -----------------
(scheduled frequency)

necessary)                             that exhibit special risks or
                                       infrastructures impacting custody, State
                                       Street issues market advisories to
                                       highlight those unique market factors
                                       which might impact our ability to offer
                                       recognized custody service levels.

Material Change Notices (presently     Informational letters and accompanying
on a quarterly basis or as otherwise   materials confirming State Street's
necessary)                             foreign custody arrangements, including a
                                       summary of material changes with Foreign
                                       Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign
                                       Securities Depositories.


                                       2